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                                                                    Exhibit 4.10


                                                                  EXECUTION COPY



                                  $300,000,000

                   SENIOR SECURED FLOATING RATE NOTES DUE 2011

                          REGISTRATION RIGHTS AGREEMENT

                         DATED AS OF SEPTEMBER 22, 2005
                                  BY AND AMONG

                         INSIGHT HEALTH SERVICES CORP.,

                     INSIGHT HEALTH SERVICES HOLDINGS CORP.,

              THE SUBSIDIARY GUARANTORS LISTED IN SCHEDULE A HERETO

                                      -AND-

                         BANC OF AMERICA SECURITIES LLC,

                            CIBC WORLD MARKETS CORP.
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          This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of September 22, 2005, by and among InSight Health Services Corp., a Delaware corporation (the "COMPANY"), InSight Health Services Holdings Corp., a Delaware corporation ("HOLDINGS"), the subsidiaries of the Company listed in Schedule A herein (the "SUBSIDIARY GUARANTORS," and, together with Holdings, the "GUARANTORS") and Banc of America Securities LLC and CIBC World Markets Corp. (the "PURCHASERS"). The Company is offering and selling to the Purchasers the Company's Senior Secured Floating Rate Notes due 2011 (the "NOTES") pursuant to the Purchase Agreement, dated September 16, 2005 (the "PURCHASE AGREEMENT"), by and among the Company, the Guarantors and the Purchasers.

          Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them under the indenture dated the date hereof (the "INDENTURE") among the Company, the Guarantors named therein and U.S. Bank National Association, as trustee (the "Trustee") relating to the Notes and the Exchange Notes (as defined below).

          The parties hereby agree as follows:

          Section 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

          ACT: The Securities Act of 1933, as amended.

          AFFILIATE: As defined in Rule 144 under the Act.

          BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

          CERTIFICATED SECURITIES: Definitive Notes, as defined in the Indenture.

          CLOSING DATE: The date hereof.

          COMMISSION: The Securities and Exchange Commission.

          CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes tendered by Holders thereof pursuant to the Exchange Offer.

          CONSUMMATION DEADLINE: As defined in Section 3(b) hereof.

          EFFECTIVENESS DEADLINE: As defined in Section 3(a) hereof.

          EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.


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          EXCHANGE NOTES: The Company's Senior Secured Floating Rate Notes due
2011 to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

          EXCHANGE OFFER: The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Notes that are tendered by such Holders in connection with such exchange and issuance.

          EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

          EXEMPT RESALES: The transactions in which the Purchasers propose to sell the Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act and pursuant to Regulation S under the Act.

          FILING DEADLINE: As defined in Section 3(a) hereof.

          HOLDERS: As defined in Section 2 hereof.

          PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

          RECOMMENCEMENT DATE: As defined in Section 6(d) hereof.

          REGISTRATION DEFAULT: As defined in Section 5 hereof.

          REGISTRATION STATEMENT: Any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

          REGULATION S: Regulation S promulgated under the Act.

          RULE 144: Rule 144 promulgated under the Act.

          SHELF EFFECTIVENESS DEADLINE: As defined in Section 4(a) hereof.

          SHELF FILING DEADLINE: As defined in Section 4(a) hereof.

          SHELF REGISTRATION STATEMENT: As defined in Section 4 hereof.

          SUSPENSION NOTICE: As defined in Section 6(d) hereof.

          TIA: The Trust Indenture Act of 1939 as in effect on the date of the Indenture.


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          TRANSFER RESTRICTED SECURITIES: Each (A) Note, until the earliest to occur of (i) the date on which such Note is exchanged in the Exchange Offer for an Exchange Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act,
(ii) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Exchange Notes) or (iii) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act or is saleable pursuant to Rule 144(k) under the Act (or similar provisions then in effect) and (B) Exchange Note held by a Broker-Dealer until the date on which such Exchange Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

          Section 2. Holders. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

          Section 3. Registered Exchange Offer. (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 120 days after the Closing Date (such 120th day being the "FILING DEADLINE"), (ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the Closing Date (such 180th day being the "EFFECTIVENESS DEADLINE") and (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by any Broker-Dealer that tendered Notes into the Exchange Offer that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Notes acquired directly from the Company or any of their respective Affiliates) as contemplated by Section 3(c) below.

          (b) The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no


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event later than 45 days thereafter, and in no event shall such Exchange Offer be Consummated later than 210 days after the Closing Date (such 210th day being the "CONSUMMATION DEADLINE").

          (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any of their respective Affiliates), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2, 1993).

          Because any such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement through the Consummation Deadline and thereafter as provided in the remainder of this paragraph. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by any Broker-Dealer that acquired Exchange Notes as a result of market-making or similar activities such that the Broker-Dealer would be required to deliver a prospectus under the Act upon a subsequent sale or other disposition of the Exchange Notes, then the Company and the Guarantors agree to use their respective reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days (as extended pursuant to Section 6(d)(i)) from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto if any such Broker-Dealer desiring such action shall notify the Company in writing that such Broker-Dealer acquired Exchange Notes as a result of market-making or other similar activities such that the Broker-Dealer would be required to deliver a prospectus under the Act upon a subsequent sale or other disposition of the Exchange Notes. The Company and the Guarantors shall provide copies of the latest version of such Prospectus to such Broker-Dealers, in such number as such Broker-Dealers may reasonably request promptly upon such request, and in no event later than two Business Days after the date of such request, at any time during such period.

          Section 4. Shelf Registration. (a) If (i) the Exchange Offer is not permitted by applicable law (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or (ii) any Holder of Transfer Restricted Securities shall notify the


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Company in writing within 30 days following the Consummation Deadline that (A)
such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or any of their Affiliates, or (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline, then the Company and the Guarantors shall: (x) cause to be filed, on or prior to 45 days after the earliest of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above, (ii) the date on which the Company receives the notice specified in clause (a)(ii) above, or (iii) if the Exchange Offer has not been consummated on or prior to the Consummation Deadline, the Consummation Deadline (such earliest date, the "SHELF FILING DEADLINE"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities, and (y) shall use their respective best efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the Shelf Filing Deadline for the Shelf Registration Statement (such 90th day the "SHELF EFFECTIVENESS DEADLINE").

          If, after the Company and the Guarantors filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company and the Guarantors are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company and the Guarantors shall remain obligated to use best efforts to meet the Shelf Effectiveness Deadline set forth in clause (y) above.

          To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use their respective best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

          (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be


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entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. The Company shall not be obligated to supplement such Shelf Registration Statement after it has been declared effective by the Commission more than one time per quarterly period solely to reflect additional Holders.

          Section 5. Liquidated Damages. If (i) the Exchange Offer Registration Statement required by this Agreement is not filed with the Commission on or prior to the Filing Deadline, (ii) such Exchange Offer Registration Statement has not been declared effective by the Commission on or prior to the Effectiveness Deadline or the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iii) a Shelf Registration Statement has not been declared effective on or prior to the Shelf Effectiveness Deadline (each such event referred to in clauses (i) through (iii), a "REGISTRATION DEFAULT"), then the Company will pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 30-day period immediately following the occurrence of a Registration Default referred to in clause (i) above or for the first 90-day period following the occurrence of a Registration Default referred to in clauses
(ii) and (iii) above. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 30-day period in the case of clause
(i) above or 90-day period in the case of clauses (ii) or (iii) above until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.30 per week per $1,000 in principal amount of Transfer Restricted Securities. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement, in the case of (i) above,
(2) upon the effectiveness of the Exchange Offer Registration Statement and the Consummation of the Exchange Offer, in the case of (ii) above or (3) upon effectiveness of the Shelf Registration Statement, in the case of (iii) above, as applicable, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii) or (iii), as applicable, shall cease to accrue.

          All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay accrued liquidated damages with respect to such securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

          Section 6. Registration Procedures.

          (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 6(c) below, (y) use their respective reasonable best efforts to effect such exchange and to permit the resale of Exchange Notes by any Broker-Dealer that tendered in the Exchange Offer Notes that such Broker-Dealer acquired for its own account as a result of its market making


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activities or other trading activities (other than Notes acquired directly from the Company or any of their Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

          (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level, but shall not be required to take commercially unreasonable action to effect a change of Commission policy. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as may be requested by the Commission or otherwise reasonably required in connection with the issuance of such decision, including without limitation
     (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

          (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company,
     (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and
     (C) it is acquiring the Exchange Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5,
     1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by
     Item 507 or 508, as applicable, of Regulation S-K.


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          (iii) Prior to effectiveness of the Exchange Offer Registration
     Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause
     (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's and each Guarantor's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

          (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall:

          (i) comply with all the provisions of Section 6(c) below and use their respective reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

          (ii) issue, upon the request of any Holder or purchaser of Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

          (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:

          (i) use their respective reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus


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     contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein (in light of the circumstances under which they were made) not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective reasonable best efforts to cause such amendment to be declared effective as soon as practicable.

          (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii) with respect to a Shelf Registration Statement, advise each selling Holder promptly and, if requested by such selling Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their respective reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv) subject to Section 6(c)(i), if any fact or event contemplated by
     Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective


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     amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (v) furnish to the Purchasers and, with respect to a Shelf Registration Statement, each selling Holder named in any Registration Statement or Prospectus in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (in light of the circumstances under which they were made) not misleading or fails to comply with the applicable requirements of the Act;

          (vi) with respect to a Shelf Registration Statement, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each selling Holder, upon such selling Holder's reasonable request, in connection with such exchange or sale, if any;

          (vii) with respect to a Shelf Registration Statement, subject to appropriate confidentiality agreements being entered into, make available, at reasonable times, for inspection by each selling Holder and any attorney or accountant retained by such Holders, all financial and other records, pertinent corporate documents of the Company and the Guarantors and cause at reasonable times the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant at reasonable times in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

          (viii) with respect to a Shelf Registration Statement, if requested by any selling Holders in connection with such sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

          (ix) with respect to a Shelf Registration Statement, furnish to each selling Holder in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (x) with respect to a Shelf Registration Statement, deliver to each Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law, rules, regulations and orders) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the public offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

          (xi) upon the request of any Holders who collectively hold an aggregate principal amount of Notes in excess of 20% of the outstanding Transfer Restricted Securities (the "REQUESTING HOLDERS") enter into an underwriting agreement and make such representations and warranties and take all such other actions in connection therewith as may be reasonable and customary in underwritten offerings in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Requesting Holder in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Company and the Guarantors shall:

               (A) upon request of any Requesting Holder furnish (or in the case of paragraphs (2) and (3) below, use their best efforts to cause to be furnished) to each Requesting Holder, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

                    (1) a certificate, dated such date, signed on behalf of the
               Company and each Guarantor by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, and such Guarantor, confirming, as of the date thereof, the matters set forth in Section 5(e) of the Purchase Agreement and such other similar matters as such Holders may reasonably request;

                    (2) an opinion, dated the date of Consummation of the
               Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company, covering matters similar to those set forth in paragraphs (b), (c) and (d) of Section 5 of the Purchase Agreement and Exhibits A, B and C thereto, subject to the same conditions with respect thereto and to the delivery thereof and such other matter as such Requesting Holder may reasonably request which are customarily covered in Company counsel opinions to underwriters in underwritten public offerings, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company and the Guarantors) and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data and statistical data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                    (3) customary comfort letter or letters, as the case may be, as of the date of effectiveness of the Shelf Registration Statement from the Company's independent accountants and from any other accountants which have audited or reviewed the financial statements of any other entity or entities included or incorporated by reference in the Registration Statement, in each case, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten public offerings, delivered according to Statement of Auditing Standards Nos. 71, 72, 76 and 100 (or any successor bulletins), with respect to the audited and unaudited financial statements and other financial information included or incorporated by reference in the Registration Statement; and

               (B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in the any agreement entered into by the Company and the Guarantors pursuant to this clause (xi);

          (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to any sale of such Transfer Restricted Securities;

          (xiv) use their respective best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

          (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

          (xvi) otherwise use their respective reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

          (xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

          (xviii) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or
     Section 15(d) of the Exchange Act if not obtainable from the Commission;
     and

          (xix) the Company and the Guarantors will be deemed not to have used their reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company or any of the Guarantors voluntarily and knowingly takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless (i) such action is required by applicable law or (ii) such action is taken by the Company and the Guarantors in good faith and for valid business reasons (but not including avoidance of the Company's or the Guarantors', as applicable, obligations hereunder), including a material corporate transaction, so long as the Company and the Guarantors promptly comply with the requirements of Section 6(c)(iv) thereof, if applicable.

          (d) Restrictions on Selling Holders. With respect to a Shelf Registration Statement, each selling Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact or the happening of any event of the kind described in Section 6(c)(iii)(D) hereof, or upon receipt of a notice from the Company pending the announcement of a material corporate transaction that the Shelf Registration Statement is unusable (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such selling Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such selling Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

          Section 7. Registration Expenses. (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne, jointly and severally, by the Company and the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors and, subject to
Section 7(b) below, one counsel for the Holders of Transfer Restricted Securities chosen by the Holders of a majority of the outstanding Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

          The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

          (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Purchasers and the Holders of Transfer Restricted Securities who are tendering Notes into the Exchange Offer and/or selling or reselling Notes or Exchange Notes pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Shearman & Sterling LLP unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

          Section 8. Indemnification. (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers, any underwriter in any underwritten public offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement and each Person, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against
(i) any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Transfer Restricted Securities are registered under the Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company and the Guarantors; and (iii) any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party, subject to the limitations in Section 8(c) below), reasonably incurred in investigating, preparing or defending against any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantors by any Purchaser, such Holder or such underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, further, that the Company will not be liable to any Purchaser, Holder (in its capacity as Holder) or underwriter (or any person who controls such party within the meaning of Section 15 of the Act or Section 20 of the Exchange
Act) with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Purchaser, Holder (in its capacity as Holder) or underwriter, as the case may be, sold Transfer Restricted Securities to a Person to whom such Purchaser, Holder (in its capacity as Holder) or underwriter, as the case may be, failed to send or give, at or prior to the written confirmation of the sale of such Transfer Restricted Securities a copy of the final Prospectus (as amended or supplemented) if the Company has previously furnished copies thereof (sufficiently in advance of the closing of such sale to allow for distribution of the final Prospectus in a timely manner) to such Purchaser, Holder (in its capacity as Holder) or underwriter, as the case may be, and the loss, liability, claim, damage or expense of such Purchaser, Holder (in its capacity as Holder) or underwriter, as the case may be, resulted solely from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from such preliminary Prospectus which was corrected in the final Prospectus.

          (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notification by the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed promptly following receipt of invoice therefor as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and Guarantors, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the final terms of such proposed settlement as soon as practicable prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (d) To the extent that the indemnification provided for in this
Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the third sentence of Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

          Section 9. Rule 144A and Rule 144. The Company and each Guarantor agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to
Section 13 or 15(d) of the Exchange Act, to make available, upon written request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and
(ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

          Section 10. Miscellaneous. (a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Sections 3 and 4 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) No Inconsistent Agreements. None of the Company or the Guarantors will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. None of the Company or the Guarantors has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or the Guarantors' securities under any agreement in effect on the date hereof.

          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

          (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile, or air courier guaranteeing overnight delivery:

          (1) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

          (2) (i) If to the Company or any Guarantor:

                  InSight Health Services Corp.
                  26250 Enterprise Court
                  Suite 100
                  Lake Forest, CA 92630
                  Facsimile: 949-462-3703
                  Attention: General Counsel

                  with copies to:

                  J.W. Childs Associates, L.P.
                  111 Huntington Avenue
                  Suite 2900
                  Boston, MA 02199
                  Facsimile: 617-753-1101
                  Attention: Edward D. Yun

                  and to:

                  The Halifax Group, L.L.C.
                  1133 Connecticut Avenue N.W.
                  Suite 700
                  Washington, D.C. 20036
                  Facsimile: 202-296-7133
                  Attention: David W. Dupree

                  and to:

                  Kaye Scholer LLP
                  425 Park Avenue
                  New York, NY 10022
                  Facsimile: 212-836-8689
                  Attention: Stephen C. Koval, Esq.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by facsimile; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

          (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        INSIGHT HEALTH SERVICES HOLDINGS CORP.


                                        By: /s/ Marilyn U. MacNiven Young
                                            ------------------------------------
                                        Name: Marilyn U. MacNiven-Young
                                        Title: Executive Vice President,
                                               General Counsel and Secretary


                                        INSIGHT HEALTH SERVICES CORP.


                                        By: /s/ Marilyn U. MacNiven Young
                                            ------------------------------------
                                        Name: Marilyn U. MacNiven-Young
                                        Title: Executive Vice President,
                                               General Counsel and Secretary


                                        WILKES-BARRE IMAGING, L.L.C.

                                        By: InSight Health Corp., as the sole
                                            member and sole manager


                                        By: /s/ Marilyn U. MacNiven Young
                                            ------------------------------------
                                        Name: Marilyn U. MacNiven-Young
                                        Title: Executive Vice President,
                                               General Counsel and Secretary


                                        MRI ASSOCIATES, L.P.

                                        By: InSight Health Corp., as the general
                                            partner


                                        By: /s/ Marilyn U. MacNiven Young
                                            ------------------------------------
                                        Name: Marilyn U. MacNiven-Young
                                        Title: Executive Vice President,
                                               General Counsel and Secretary

                                        VALENCIA MRI, LLC
                                        ORANGE COUNTY REGIONAL PET CENTER -
                                        IRVINE, LLC
                                        SAN FERNANDO VALLEY REGIONAL PET
                                        CENTER, LLC

                                        By: InSight Health Corp., as the sole
                                            member


                                        By: /s/ Marilyn U. MacNiven Young
                                            ------------------------------------
                                        Name: Marilyn U. MacNiven-Young
                                        Title: Executive Vice President,
                                               General Counsel and Secretary


                                        PARKWAY IMAGING CENTER, LLC


                                        By: /s/ Marilyn U. MacNiven Young
                                            ------------------------------------
                                        Name: Marilyn U. MacNiven-Young
                                        Title: Manager

                                        INSIGHT HEALTH CORP.
                                        OPEN MRI, INC.
                                        MAXUM HEALTH CORP.
                                        RADIOSURGERY CENTERS, INC.
                                        MAXUM HEALTH SERVICES CORP.
                                        DIAGNOSTIC SOLUTIONS CORP.
                                        MAXUM HEALTH SERVICES OF NORTH TEXAS,
                                        INC.
                                        MAXUM HEALTH SERVICES OF DALLAS, INC.
                                        NDDC, INC.
                                        SIGNAL MEDICAL SERVICES, INC.
                                        INSIGHT IMAGING SERVICES CORP.
                                        COMPREHENSIVE MEDICAL IMAGING, INC.
                                        COMPREHENSIVE MEDICAL IMAGING CENTERS,
                                        INC.
                                        COMPREHENSIVE MEDICAL IMAGING -
                                        BILTMORE, INC.
                                        COMPREHENSIVE OPEN MRI-EAST MESA, INC.
                                        TME ARIZONA, INC.
                                        COMPREHENSIVE MEDICAL IMAGING -FREMONT,
                                        INC.
                                        COMPREHENSIVE MEDICAL IMAGING-SAN
                                        FRANCISCO, INC.
                                        COMPREHENSIVE OPEN MRI-GARLAND, INC.
                                        IMI OF ARLINGTON, INC.
                                        COMPREHENSIVE MEDICAL IMAGING-
                                        FAIRFAX, INC.
                                        IMI OF KANSAS CITY, INC.
                                        COMPREHENSIVE MEDICAL IMAGING -
                                        BAKERSFIELD, INC.


                                        By: /s/ Marilyn U. MacNiven Young
                                            ------------------------------------
                                        Name: Marilyn U. MacNiven-Young
                                        Title: Executive Vice President,
                                               General Counsel and Secretary

                                        MAXUM HEALTH SERVICES CORP.


                                        By: /s/ Mitch C. Hill
                                            ------------------------------------
                                        Name: Mitch C. Hill
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        By: /s/ Marilyn U. MacNiven-Young
                                            ------------------------------------
                                        Name: Marilyn U. MacNiven-Young
                                        Title: Executive Vice President,
                                               General Counsel and Secretary


                                        COMPREHENSIVE OPEN MRI-
                                        CARMICHAEL/FOLSOM, LLC
                                        SYNCOR DIAGNOSTICS SACRAMENTO, LLC
                                        SYNCOR DIAGNOSTICS BAKERSFIELD, LLC

                                        By: Comprehensive Medical Imaging, Inc.
                                            and Comprehensive Medical Imaging
                                            Centers, Inc., as the members


                                        By: /s/ Marilyn U. MacNiven Young
                                            ------------------------------------
                                        Name: Marilyn U. MacNiven-Young
                                        Title: Executive Vice President,
                                               General Counsel and Secretary


                                        PHOENIX REGIONAL PET CENTER-THUNDERBIRD,
                                        LLC

                                        By: Comprehensive Medical Imaging
                                            Centers, Inc., as the sole member


                                        By: /s/ Marilyn U. MacNiven Young
                                            ------------------------------------
                                        Name: Marilyn U. MacNiven-Young
                                        Title: Executive Vice President,
                                               General Counsel and Secretary


                                        MESA MRI
                                        MOUNTAIN VIEW MRI
                                        LOS GATOS IMAGING CENTER
                                        WOODBRIDGE MRI
                                        JEFFERSON MRI-BALA
                                        JEFFERSON MRI

                                        By: Comprehensive Medical Imaging, Inc.
                                            and Comprehensive Medical Imaging
                                            Centers, Inc., as the members


                                        By: /s/ Marilyn U. MacNiven Young
                                            ------------------------------------
                                        Name: Marilyn U. MacNiven-Young
                                        Title: Executive Vice President,
                                               General Counsel and Secretary

     This foregoing Agreement is hereby confirmed and accepted by the Purchasers as of the date first written above.

BANC OF AMERICA SECURITIES LLC
CIBC WORLD MARKETS CORP.

By: Banc of America Securities LLC


By: /s/ R. Sean Snipes
    ---------------------------------
Name: R. Sean Snipes
Title: Managing Director

                                                                      SCHEDULE A

                              SUBSIDIARY GUARANTORS

Subsidiary Guarantor                                  Jurisdiction of Organization
--------------------                                  ----------------------------
InSight Health Corp.                                          Delaware

Signal Medical Services, Inc.                                 Delaware

Open MRI, Inc.                                                Delaware

Maxum Health Corp.                                            Delaware

Radiosurgery Centers, Inc.                                    Delaware

Maxum Health Services Corp.                                   Delaware

Maxum Health Services of North Texas, Inc.                    Texas

Maxum Health Services of Dallas, Inc.                         Texas

NDDC, Inc.                                                    Texas

Diagnostic Solutions Corp.                                    Delaware

InSight Imaging Services Corp.                                Delaware

Valencia MRI, LLC                                             California

San Fernando Valley Regional PET Center, LLC                  California

Parkway Imaging Center, LLC                                   Nevada

Wilkes-Barre Imaging, LLC                                     Pennsylvania

Comprehensive Medical Imaging, Inc.                           Delaware

Comprehensive Medical Imaging Centers, Inc.                   Delaware

Comprehensive Open MRI - Garland, Inc.                        Delaware

Comprehensive Medical Imaging - Biltmore, Inc.                Delaware

Comprehensive Medical Imaging - San Francisco, Inc.           Delaware

Comprehensive Medical Imaging - Fremont, Inc.                 Delaware

TME Arizona, Inc.                                             Texas

Comprehensive Open MRI-East Mesa, Inc.                        Delaware

IMI of Arlington, Inc.                                        Delaware

Comprehensive Medical Imaging - Fairfax, Inc.                 Delaware

IMI of Kansas City, Inc.                                      Delaware

Comprehensive Medical Imaging - Bakersfield, Inc.             Delaware

Phoenix Regional PET Center - Thunderbird LLC                 Arizona

Woodbridge MRI                                                Texas

Jefferson MRI - Bala                                          Texas

Jefferson MRI                                                 Texas

Mountain View MRI                                             Texas

Los Gatos Imaging Center                                      Texas

Mesa MRI                                                      Texas

Syncor Diagnostics Bakersfield, LLC                           California

Syncor Diagnostics Sacramento, LLC                            California

Comprehensive Open MRI-Carmichael/Folsom, LLC                 California

MRI Associates, L.P.                                          Indiana

Orange County Regional PET Center - Irvine, LLC               California